                                                                      Exhibit 24

                                  AUTHORIZATION

        The undersigned hereby appoints Steven M. Post and Allen E. Danzig each individually his authorized representative to execute and file with the
Securities and Exchange Commission, in the name and on behalf of the undersigned, any and all of the following documents pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the Rules promulgated thereunder that relate to the securities of L-3 Communications Holdings, Inc.:
(i) Initial Statement of Beneficial Ownership on Form 3, (ii) Statement of
Changes in Beneficial Ownership on Form 4 and (iii) Annual Statement of Changes
in Beneficial Ownership on Form 5. This Authorization shall take effect as of the date hereof and shall remain in full force and effect until the earlier of the tenth anniversary hereof or the revocation of this Authorization by the undersigned.

Date:    April 8, 2013

                                        By:      /s/ Vincent Pagano
                                                 ------------------
                                                 Vincent Pagano